BB&T
Loan Agreement

This Loan Agreement (the "Agreement") is made this 30 day of June, 2010 by and between BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation ("Bank"), and:

Synalloy Corporation, a Delaware corporation ("Synalloy"), having its chief executive office at 2155 West Croft Circle, Spartanburg, South Carolina 29302, and:

Metchem, Inc., a Delaware corporation (“Metchem”), having its chief executive office at 900 Market Street, Suite 200, Wilmington, Delaware 19801, and:

SFR, LLC, a South Carolina limited liability company (“SFR”), having its chief executive office at 2155 West Croft Circle, Spartanburg, South Carolina 29302, and:

Ram-Fab, LLC, a South Carolina limited liability company (“Ram-Fab”), having its chief executive office at 150 Hwy 133-S, Crosset, Arkansas 71635, and:

Synalloy Metals, Inc., a Tennessee corporation (“Synalloy Metals”), having its chief executive office at 390 Bristol Metals Road, Bristol, Tennessee 37320, and:

Bristol Metals, LLC, a Tennessee limited liability company (“Bristol”), having its chief executive office at 390 Bristol Metals Road, Bristol, Tennessee 37320, and:

Manufacturers Soap & Chemical Company, a Tennessee corporation (“Manufacturers Soap”), having its chief executive office at 4325 Old Tasso Road, Cleveland, Tennessee 37320, and:

Manufacturers Chemicals, LLC, a Tennessee limited liability company (“Manufacturers Chemicals”), having its chief executive office at 4325 Old Tasso Road, Cleveland, Tennessee 37320.

Synalloy, Metchem, SFR, Ram-Fab, Synalloy Metals, Bristol, Manufacturers Soap and Manufacturers Chemicals are collectively referred to herein as the “Borrowers”.

The Borrowers have applied to Bank for and the Bank has agreed to make, subject to the terms of this Agreement, the following loan(s) (hereinafter referred to, singularly or collectively, if more than one, as “Loan”):

Line of Credit ("Line of Credit") in the maximum principal amount not to exceed, at any one time, the lesser of (a) $20,000,000 or (b) the Availability (as defined in Section 10.01 below). The Line of Credit shall be for the purpose of working capital and shall be evidenced by the Borrowers’ Promissory Note dated on or after the date hereof which shall mature approximately 36 months from the closing date, when the entire unpaid principal balance then outstanding plus accrued interest thereon shall be paid in full.  In the event that at any time the principal amount outstanding under the Line of Credit shall exceed the lesser of (a) $20,000,000 or (b) the Availability then the Borrower shall promptly repay such excess principal amounts to the extent necessary to regain compliance with such limitations.  Accrued interest only shall be repayable monthly beginning thirty (30) days from the date of this Agreement.  Prior to maturity or the occurrence of any Event of Default hereunder and subject to the Availability limitations, the Borrowers may borrow, repay, and reborrow under the Line of Credit through maturity. The Line of Credit shall bear interest at the rate set forth in any such Note evidencing all or any portion of the Line of Credit, the terms of which are incorporated herein by reference.

Section 1 Conditions Precedent

The Bank shall not be obligated to make any disbursement of Loan proceeds until all of the following conditions have been satisfied by proper evidence, execution, and/or delivery to the Bank of the following items in addition to this Agreement, all in form and substance satisfactory to the Bank and the Bank's counsel in their sole discretion:
USA Patriot Act Verification Information:  Information or documentation, including but not limited to the legal name, address, tax identification number, driver’s license, and date of birth (if the Borrower is an individual) of the Borrowers sufficient for the Bank to verify the identity of the Borrowers in accordance with the USA Patriot Act.  Borrowers shall notify Bank promptly of any change in such information.

Note(s): The Note(s) evidencing the Loans(s) duly executed by the Borrowers.

Security Agreement(s): Security Agreement(s) in which Borrowers and any other owner (a “Debtor”) of personal property collateral shall grant to Bank a first priority security interest in the personal property specified therein.  (If Bank has or will have a security interest in any collateral which is inferior to the security interest of another creditor, Borrowers must fully disclose to Bank any and all prior security interests, and Bank must specifically approve any such security interest which will continue during the Loan.)

Negative Pledge Agreement: No pledge agreement on all of the assets of the Borrowers, including the real estate.

UCC Financing Statements: Copies of UCC Financing Statements duly filed in Borrowers’ or other owner’s state of incorporation, organization or residence, and in all jurisdictions necessary, or in the opinion of the Bank desirable, to perfect the security interests granted in the Security Agreement(s), and certified copies of Information Requests identifying all previous financing statements on record for the Borrowers or other owner, as appropriate from all jurisdictions indicating that no security interest has previously been granted in any of the collateral described in the Security Agreement(s), unless prior approval has been given by the Bank.

Authorization and Certificate: An Authorization and Certificate executed by each Debtor under which such Debtor authorizes Bank to file a UCC Financing Statement describing collateral owned by such Debtor.

Commitment Fee: A commitment fee (or balance thereof) of $25,000 payable to the Bank on the date of execution of the Loan Documents.

Corporate Resolution:  A Corporate Resolution duly adopted by the Board of Directors of Synalloy, Metchem, Synalloy Metals and Manufacturers Soap authorizing the execution, delivery, and performance of the Loan Documents on or in a form provided by or acceptable to Bank.

Articles of Incorporation:  A copy of the Articles of Incorporation and all other charter documents of Synalloy, Metchem, Synalloy Metals and Manufacturers Soap all filed with and certified by the Secretary of State of the State of each corporations incorporation.

By-Laws: A copy of the By-Laws of Synalloy, Metchem, Synalloy Metals and Manufacturers Soap, certified by the Secretary of each corporation as to their completeness and accuracy.

Declaration of Limited Liability Company: A declaration or resolution from the members/managers of SFR, Ram-Fab, Bristol and Manufacturers Chemicals authorizing the execution, delivery, and performance of the Loan Documents on or in a form provided by or acceptable to Bank.

Articles of Organization: A copy of the Articles of Organization and all other organizational documents of SFR, Ram-Fab, Bristol and Manufacturers Chemicals, all filed with and certified by the Secretary of State of each limited liability companies organization.

Operating Agreement: A copy of the Operating Agreement of SFR, Ram-Fab, Bristol and Manufacturers Chemicals, certified by each limited liability companies members/managers as to its completeness and accuracy.

Certificate of Incumbency:  A certificate of the Secretary or members/managers of the Borrowers certifying the names and true signatures of the officers or members/managers of the Borrowers authorized to sign the Loan Documents.

Certificate of Existence:  A certification of the Secretary of State (or other government authority) of the State of the Borrowers’ Incorporation or Organization as to the existence or good standing of the Borrowers and their charter documents on file.

Opinion of Counsel: An opinion of counsel for the Borrowers satisfactory to the Bank and the Bank’s counsel.
Assignment of Life Insurance Policy(ies): An assignment of life insurance policy(ies) as collateral in the approximate amount of $2,900,000 by an insurance company acceptable to the Bank.
Additional Documents: Receipt by the Bank of other approvals, opinions, or documents as the Bank may reasonably request.

Unused Fee Penalty: Client shall pay the Bank, quarterly in arrears on the last day of each calendar quarter, an unused fee equal to .125% per annum on the average daily unused amount of the Credit Commitment for such calendar quarter calculated on the basis of a year of 360 days for the actual number of days elapsed.  “Unused Amount of the Credit Commitment” means the maximum commitment amount less any outstanding principal under the Line of Credit.

Section 2 Representations and Warranties

The Borrowers represent and warrant to Bank that:
2.01. Financial Statements.  The balance sheet of the Borrowers and their subsidiaries, if any, and the related Statements of Income and Retained Earnings of the Borrowers and their subsidiaries, the accompanying footnotes together with the accountant's opinion thereon, and all other financial information previously furnished to the Bank, are true and correct and fairly reflect the financial condition of the Borrowers and their subsidiaries as of the dates thereof, including all contingent liabilities of every type, and the financial condition of the Borrowers and their subsidiaries as stated therein has not changed materially and adversely since the date thereof.
2.02. Name, Capacity and Standing. The Borrowers exact legal names are correctly stated in the initial paragraph of the Agreement.  If the Borrowers are a corporation, general partnership, limited partnership, limited liability partnership, or limited liability company, each warrants and represents that it is duly organized and validly existing under the laws of its respective state of incorporation or organization; that it and/or its subsidiaries, if any, are duly qualified and in good standing in every other state in which the nature of their business shall require such qualification, and are each duly authorized by their board of directors, general partners or member/manager(s), respectively, to enter into and perform the obligations under the Loan Documents.
2.03. No Violation of Other Agreements.  The execution of the Loan Documents, and the performance by the Borrowers, by any and all  pledgors (whether the Borrower or other owners of collateral property securing payment of the Loan (hereinafter sometimes referred to as the “Pledgor”)) thereunder will not violate any provision, as applicable, of its articles of incorporation, by-laws, articles of organization, operating agreement, agreement of partnership, limited partnership or limited liability partnership, or, of any law, other agreement, indenture, note, or other instrument binding upon the Borrowers or Pledgor, or give cause for the acceleration of any of the respective obligations of the Borrowers.
2.04. Authority.  All authority from and approval by any federal, state, or local governmental body, commission or agency necessary to the making, validity, or enforceability of this Agreement and  the other Loan Documents has been obtained.
2.05. Asset Ownership.  The Borrowers have good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements furnished to the Bank, and all such properties and assets are free and clear of mortgages, deeds of trust, pledges, liens, and all other encumbrances except as otherwise disclosed by such financial statements.  In addition, each other owner of collateral has good and marketable title to such collateral, free and clear of any liens, security interests and encumbrances, except as otherwise disclosed to Bank.

2.06. Discharge of Liens and Taxes.  The Borrowers and their subsidiaries, if any, have filed, paid, and/or discharged all taxes or other claims which may become a lien on any of their respective properties or assets, excepting to the extent that (a) such items are being appropriately contested in good faith and for which an adequate reserve (in an amount acceptable to Bank) for the payment thereof is being maintained, and (b) such taxes related to a disputed matter of $10,120.48.
2.07. Regulations U and X.  None of the Loan proceeds shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of  the provisions of Regulation U and Regulation X of the Board of Governors of the Federal Reserve System.
2.08. ERISA.  Each employee benefit plan, as defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Borrowers or by any subsidiary of the Borrowers meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended, and no "Reportable Event" nor "Prohibited Transaction" (as defined by ERISA) has occurred with respect to any such plan.
2.09. Litigation.  There is no claim, action, suit or proceeding pending, threatened or reasonably anticipated before any court, commission, administrative agency, whether State or Federal, or arbitration which will materially adversely affect the financial condition, operations, properties, or business of the Borrowers or its subsidiaries, if any, or the ability of the Borrowers to perform their obligations under the Loan Documents.
2.10. Other Agreements.  The representations and warranties made by Borrowers to Bank in the other Loan Documents are true and correct in all respects on the date hereof.
2.11. Binding and Enforceable.  The Loan Documents, when executed, shall constitute valid and binding obligations of the Borrowers, the execution of such Loan Documents has been duly authorized by the parties thereto, and are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally.
2.12. Commercial Purpose.  The Loan(s) are not “consumer transactions”, as defined in the South Carolina Uniform Commercial Code, and none of the collateral was or will be purchased or held primarily for personal, family or household purposes.

Section 3 Affirmative Covenants

The Borrowers covenant and agree that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, Borrowers shall:
3.01. Maintain Existence and Current Legal Form of Business. (a) Maintain their existence and good standing in the state of their incorporation or organization, (b) maintain their current legal form of business indicated above, and, (c) as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which such qualification is required.
3.02. Maintain Records.  Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrowers.
3.03. Maintain Properties. Maintain, keep, and preserve all of its properties (tangible and intangible) including the collateral necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.
3.04. Conduct of Business.  Continue to engage in an efficient, prudent, and economical manner in a business of the same general type as now conducted.
3.05. Maintain Insurance.  Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business, and business interruption insurance if required by Bank, which insurance may provide for reasonable deductible(s).  The Bank shall be named as loss payee (Long Form) on all policies which apply to the Bank's collateral, and the Borrowers shall deliver certificates of insurance at closing evidencing same.  All such insurance policies shall provide, and the certificates shall state, that no policy will be terminated without 20 days prior written notice to Bank.
3.06. Comply With Laws.  Comply in all respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before the delinquency of all taxes, assessments, and governmental charges imposed upon it or upon its property, and all Environmental Laws.
3.07. Right of Inspection.  Permit the officers and authorized agents of the Bank, at any reasonable time or times in the Bank's sole discretion, to examine and make copies of the records and books of account of, to visit the properties of the Borrowers, and to discuss such matters with any officers, directors, managers, members or partners, limited or general of the Borrowers, and the Borrower's independent accountant as the Bank deems necessary and proper.
3.08.    Reporting Requirements.  Furnish to the Bank:

Quarterly Financial Statements and Borrowing Base Certificates: Interim financial statements (10-Q) within 45 days of each quarter end, which shall be accompanied by the following: a) Loan Agreement Compliance Certificate; b) Borrowing Base Certificates (more frequently than quarterly if requested by Bank) and; c) Accounts receivable agings and other information on A/R, inventory and Accounts Payable, if requested by Bank.  All information shall in reasonable detail and in a form acceptable to Bank.

Annual Financial Statements: As soon as available and in any event; a) within (90) days after the end of each fiscal year, balance sheets, statements of income, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied.  The financial statements must be of the following quality or better: Audited with an unqualified opinion.  b) Borrowers’ internally prepared consolidating financial statement showing the financial results of all of their subsidiaries and divisions. c) Borrowers consolidated budgets and/or financial projections for the following year(s) in reasonable detail, by the end of the 4th quarter of the current fiscal year.

Notice of Litigation:  Promptly after the receipt by the Borrowers of notice or complaint of any action, suit, and proceeding before any court or administrative agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of the Borrowers.

Notice of Default:  Promptly upon discovery or knowledge thereof, notice of the existence of any event of default under this Agreement or any other Loan Documents.

USA Patriot Act Verification Information:  Information or documentation, including but not limited to the legal name, address, tax identification number, driver’s license, and date of birth (if the Borrower is an individual) of the Borrowers sufficient for the Bank to verify the identity of the Borrowers in accordance with the USA Patriot Act.  Borrowers shall notify Bank promptly of any change in such information.

Other Information:  Such other information as the Bank may from time to time reasonably request.

3.09.	Deposit Accounts. Maintain substantially all of its primary operating accounts and treasury management accounts with the Bank.
3.10.
Affirmative Covenants from other Loan Documents.  All affirmative covenants contained in any Mortgage, Security Agreement, Assignment of Leases and Rents, or other security document executed by the Borrowers which are described in Section 1 hereof are hereby incorporated by reference herein.

Section 4 – Reserved.

Section 5 Financial Covenants

The Borrowers covenant and agree that from the date hereof until payment in full of all indebtedness and the performance of all obligations under the Loan Documents, the Borrowers shall at all times maintain on a consolidated basis the following financial covenants and ratios all in accordance with GAAP unless otherwise specified:

Total Funded Debt to EBITDA: A maximum Total Funded Debt to EBITDA ratio of 3.5:1.0 that will be measured on a rolling four quarter basis.  Without limiting the preceding sentence, should the ratio exceed 3.0:1.0 at any time (a “Leverage Ratio Event”) then, from such time and at all times thereafter, the Bank shall have the right to require the Borrowers to enter into revised Borrowing Base Certificate reporting and corresponding maximum Line of Credit Availability requirements, to be set forth in the Bank’s Schedule DD or other form and reflecting revised collateral valuation levels, percentages and other availability provisions acceptable to Bank and consistent with a routinely monitored asset based lending credit facility.  In such event the maximum principal Availability under the Line of Credit shall become the lesser of $20,000,000 or the Availability under such modified arrangements as so determined from time to time.  Total Funded Debt is defined as the aggregate sums of all interest-bearing indebtedness of Borrowers, then outstanding to lenders, including capital lease obligations.  EBITDA is defined as the sum of (a) net income for such period plus (b) an amount which, in the determination of net income for such period, has been deducted for (i) interest expense (including the interest component under capital lease obligations) (ii) total federal, state and other income taxes and (iii) depreciation and amortization expense, all as determined with GAAP.  Total Funded Debt to EBITDA is defined as the ratio of (a) Total Funded Debt outstanding at quarter end to (b) the aggregate EBITDA at quarter end.  Ratio will be calculated using the most recent four-quarter periods (four quarter trailing calculation).

Tangible Net Worth:  A minimum tangible net worth at all times of not less than $55,000,000, and increasing by at least 50% of Consolidated Net Income over the prior fiscal year end result each fiscal year thereafter.  Tangible Net Worth is defined as net worth, plus obligations contractually subordinated to debts owed to Bank, minus goodwill, contract rights, and assets representing claims on stockholders or affiliated entities.  Consolidated Net Income is defined as Borrowers after tax net income as shown on the Annual Financial Statements referred to in Section 3.08 of this Agreement.

Total Liabilities to Tangible Net Worth:  A maximum Total Liabilities to Tangible Net Worth ratio at all times of 1.0:1.0.  Total Liabilities is defined as shown on the Borrowers Annual and Quarterly Financial Statements referred to in Section 3.08 of this Agreement.

Section 6 Negative Covenants

The Borrowers covenant and agree that from the date hereof and until payment in full of all indebtedness and performance of all obligations under the Loan Documents, the Borrowers shall not, without the prior written consent of the Bank:
6.01. Liens.  Create, incur, assume, or suffer to exist any lien upon or with respect to any of Borrowers’ assets of any Pledgor securing payment of the Loan, now owned or hereafter acquired, except:
(a) Liens and security interests in favor of the Bank;
(b) Liens for taxes not yet due and payable or otherwise being contested in good faith and for which appropriate reserves are maintained;
(c) Other liens imposed by law not yet due and payable, or otherwise being contested in good faith and for which appropriate reserves are maintained;

(d)  Reserved;
(e)  purchase money security interests on any property hereafter acquired, provided that such lien shall attach only to the property acquired.
6.02.	Debt. Create, incur, assume, or suffer to exist any debt, except:
(a)	Debt to the Bank;
(b)	Debt outstanding on the date hereof and shown on the most recent financial statements submitted to the Bank;
(c)	Accounts payable to trade creditors incurred in the ordinary course of business;
(d)	Debt secured by purchase money security interests as outlined above in Section 6.01 (e);
(e)	Additional debt not to exceed $500,000 in the aggregate at any time.
6.03. Capital Expenditures.  Expenditures for fixed assets in any fiscal year shall not exceed, in the aggregate as to all Borrowers, the sum of $5,000,000.
6.04.
Change of Legal Form of Business; Purchase of Assets.  Change Borrowers’ name or the legal form of Borrowers’ business as shown above, whether by merger, consolidation, conversion or otherwise and, subject to the following sentence, the Borrowers shall not purchase all or substantially all of the assets or business of any Person.  Notwithstanding the preceding sentence (but subject to Sections 6.01  through 6.03 and any other applicable provisions of this Agreement), the Borrowers shall be permitted to acquire the assets or business of any Person, provided that such acquisition is for use and purposes consistent with the operations of the Borrowers as of the date of this Agreement, and that the aggregate amount of all such expenditures (as to all Borrowers and acquisitions in the aggregate) shall not exceed $2,000,000 in dollar amount (in terms of aggregate expenditures by the Borrowers or aggregate values of the assets acquired, whichever is the greater measure respectively as to each such acquisition) in any fiscal year.

6.05.
 Guaranties.  Assume, guarantee, endorse, or otherwise be or become directly or contingently liable for obligations of any Person, except  the obligations of Synalloy Corporation pursuant to its letter of credit (not to exceed $2,400,000) issued for the benefit of the South Carolina Department of Health and Environmental Control in connection with the former Blackman Uhler plant site in Spartanburg County, South Carolina, and all renewals and modifications of such letter of credit or guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

6.06.
Disposition of Assets.  Except as provided herein, no Borrower shall sell, lease, or otherwise dispose of any of its assets or properties except where the sale, lease or disposition is in the ordinary and usual course of such Borrower’s business.  Provided, however, a Borrower may sell, lease or otherwise dispose of an asset outside the ordinary and usual course of such Borrower’s business so long as the Disposition Proceeds for such sales, leases or dispositions of all Borrowers do not exceed an aggregate of $1,000,000 during any calendar year.  As used herein, “Disposition Proceeds” means (a) in the case of a sale, the gross sales price of the asset received by the Borrower, and (b) in the case of a lease, all the rental to be received by the Borrower during the term of the lease.

6.07.
Transfer of Ownership.  As to each Borrower, (a) issue, transfer or sell any new class of stock or LLC or other equity interest, or (b) issue, transfer or sell, in the aggregate, from its treasury stock and/or currently authorized but unissued shares of any class of stock or LLC or other equity interest, more than 10% of the total number of all such issued and outstanding shares or the equivalent of comparable equity interests as of the date of this Agreement.

6.08.
Negative Covenants from other Loan Documents. All negative covenants contained in any Security Agreement, or other security document executed by the Borrowers which are described in Section 1 hereof are hereby incorporated by reference herein.

Section 7 Hazardous Materials and Compliance with Environmental Laws

7.01. Investigation.  Borrowers hereby certify that they have exercised due diligence to ascertain whether their real property, is or has been affected by the presence of asbestos, oil, petroleum or other hydrocarbons, urea formaldehyde, PCBs, hazardous or nuclear waste, toxic chemicals and substances, or other hazardous materials (collectively, “Hazardous Materials”), as defined in applicable Environmental Laws.  Borrowers represent and warrant that there are no such Hazardous Materials contaminating its real property, nor have any such materials been released on or stored on or improperly disposed of on its real property during its ownership, occupancy or operation thereof.  Borrowers hereby agree that, except in strict compliance with applicable Environmental Laws, they shall not knowingly permit any release, storage or contamination as long as any indebtedness or obligations to Bank under the Loan Documents remains unpaid or unfulfilled.  In addition, Borrowers do not have or use any underground storage tanks on any of its real property which are not registered with the appropriate Federal and/or State agencies and which are not properly equipped and maintained in accordance with all Environmental Laws.  If requested by Bank, Borrowers shall provide Bank with all necessary and reasonable assistance required for purposes of determining the existence of Hazardous Materials on Borrowers real property, including allowing Bank access to the real property, and access to Borrowers’ employees having knowledge of, and to files and records within Borrowers’ control relating to the existence, storage, or release of Hazardous Materials on the real property.
7.02. Compliance.  Borrowers agree to comply with all applicable Environmental Laws, including, without limitation, all those relating to Hazardous Materials.  Borrowers further agree to provide Bank, and all appropriate Federal and State authorities, with immediate notice in writing of any release of Hazardous Materials on Borrowers real property and to pursue diligently to completion all appropriate and/or required remedial action in the event of such release.
7.03. Remedial Action.  Bank shall have the right, but not the obligation, to undertake all or any part of such remedial action in the event of a release of Hazardous Materials on Borrowers real property and to add any expenditures so made to the principal indebtedness secured by the Security Agreement. Borrowers agree to indemnify and hold Bank harmless from any and all loss or liability arising out of any violation of the representations, covenants, and obligations contained in this Section 7.

Section 8 Events of Default

The following shall be “Events of Default” by Borrowers:
8.01. The failure to make prompt payment of any installment of principal or interest on any of the Note(s) when due or payable.
8.02. Should any representation or warranty made in the Loan Documents prove to be false or misleading in any material respect.
8.03. Should any report, certificate, financial statement, or other document furnished prior to the execution of or pursuant to the terms of this Agreement prove to be false or misleading in any material respect.
8.04. Should the Borrowers default on the performance of any other obligation of indebtedness when due or in the performance of any obligation incurred in connection with money borrowed.
8.05. Should the Borrowers or any Pledgor breach any covenant, condition, or agreement made under any of  the Loan Documents.
8.06. Should a custodian be appointed for or take possession of any or all of the assets of the Borrowers, or should the Borrowers either voluntarily or involuntarily become subject to any insolvency proceeding, including becoming a debtor under the United States Bankruptcy Code, any proceeding to dissolve the Borrowers, any proceeding to have a receiver appointed, or should the Borrowers make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of the Borrowers’ assets, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 20 days.
8.07. Should final judgment for the payment of money be rendered against the Borrowers which is not covered by insurance and shall remain undischarged for a period of 30 days unless such judgment or execution thereon be effectively stayed.
8.08. Upon the death of, or termination of existence of, or dissolution of the Borrowers or any Pledgor.
8.09. Reserved.
8.10. Should any lien or security interest granted to Bank to secure payment of the Note(s) terminate, fail for any reason to have the priority agreed to by Bank on the date granted, or become unperfected or invalid for any reason.

Section 9 Remedies Upon Default

Upon the occurrence of any of the above listed Events of Default, the Bank may at any time thereafter, at its option, take any or all of the following actions, at the same or at different times:
9.01. Declare the balance(s) of the Note(s) to be immediately due and payable, both as to principal and interest, late fees, and all other amounts/expenditures without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrowers, and such balance(s) shall accrue interest at the Default Rate as provided herein until paid in full;
9.02. Require the Borrowers to pledge additional collateral to the Bank from the Borrowers’ assets and properties, the acceptability and sufficiency of such collateral to be determined in the Bank's sole discretion;
9.03. Take immediate possession of and foreclose upon any or all collateral which may be granted to the Bank as security for the indebtedness and obligations of Borrowers under the Loan Documents;
9.04. Exercise any and all other rights and remedies available to the Bank under the terms of the Loan Documents and applicable law, including the South Carolina Uniform Commercial Code;
9.05. Any obligation of the Bank to advance funds to the Borrowers or any other Person under the terms of under the Note(s) and all other obligations, if any, of the Bank under the Loan Documents shall immediately cease and terminate unless and until Bank shall reinstate such obligation in writing.

Section 10 Miscellaneous Provisions

10.01. Definitions.
"Availability" means the maximum principal available amount under the Line of Credit (within the $20,000,000 of principal availability under the Line of Credit) as calculated and re-calculated from time to time pursuant to a Borrowing Base Certificate and, at all times following a Leverage Ratio Event, any Schedule DD or comparable document to be entered, if and when applicable, among the Borrower and the Bank and setting forth such collateral valuation levels, percentages and other availability provisions satisfactory to the Bank as contemplated by Section 5 of this Agreement.
“Borrowing Base Certificates” shall mean for purposes of calculating the Availability under the Line of Credit, (a) prior to a Leverage Ratio Event, a certificate delivered by the Borrowers to the Bank in the form attached hereto as Schedule A setting forth the information and calculations provided therein for the Borrowers on a consolidated basis; and (b) following a Leverage Ratio event, either the certificate referred to in the preceding clause (a) or, at the direction of the Bank as contemplated by Section 5 above, a substitute borrowing base certificate for purposes of determining the Availability under the Line of Credit as contemplated by such Section 5 above.
"Default Rate" shall mean a rate of interest equal to Bank's Prime Rate plus five percent (5%) per annum (not to exceed the legal maximum rate) from and after the date of an Event of Default hereunder which shall apply, in the Bank's sole discretion, to all sums owing, including principal and interest, on such date.
"Environmental Laws" shall mean all applicable federal and state laws and regulations which affect or may affect Borrowers real property, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Pollution Control Act (1976 S.C Code 48-1-10 et seq.), the Erosion and Sediment Reduction Act of 1983 (1976 S.C. Code 48-18-10 et seq.), the South Carolina Mining Act (1976 S.C. Code 48-20-10 et seq.), as such laws or regulations have been amended or may be amended.

“Leverage Ratio Event” has the meaning assigned to such term in Section 5 of this Agreement.
"Loan Documents" shall mean this Agreement including any schedule attached hereto, the Note(s), the Deed(s) of Trust, the Mortgage(s), the Security Agreement(s), the Assignment(s) of Leases and Rents, all UCC Financing Statements, the Guaranty Agreement(s), and all other documents, certificates, and instruments executed in connection therewith, and all renewals, extensions, modifications, substitutions, and replacements thereto and therefore.
"Person" shall mean an individual, partnership, corporation, trust, unincorporated organization, limited liability company, limited liability partnership, association, joint venture, or a government agency or political subdivision thereof.
"GAAP" shall mean generally accepted accounting principles as established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, as amended and supplemented from time to time.
"Prime Rate" shall mean the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate, which is one of several rate indexes employed by the Bank when extending credit, and may not necessarily be the Bank's lowest lending rate.
10.02. Non-impairment.  If any one or more provisions contained in the Loan Documents shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby and shall otherwise remain in full force and effect.
10.03. Applicable Law.  The Loan Documents shall be construed in accordance with and governed by the laws of the State of South Carolina.
10.04. Waiver.  Neither the failure or any delay on the part of the Bank in exercising any right, power or privilege granted in the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege which may be provided by law.
10.05. Modification.  No modification, amendment, or waiver of any provision of any of the Loan Documents shall be effective unless in writing and signed by the Borrowers and Bank.
10.06. Payment Amount Adjustment.  In the event that any Loan(s) referenced herein has a variable (floating) interest rate and the interest rate increases, Bank, at its sole discretion, may at any time adjust the Borrower's payment amount(s) to prevent the amount of interest accrued in a given period to exceed the periodic payment amount or to cause the Loan(s) to be repaid within the same period of time as originally agreed upon.
10.07 Stamps and Fees. The Borrowers shall pay all federal or state stamps, taxes, or other fees or charges, if any are payable or are determined to be payable by reason of the execution, delivery, or issuance of the Loan Documents or any security granted to the Bank; and the Borrowers agree to indemnify and hold harmless the Bank against any and all liability in respect thereof.
10.08. Attorneys’ Fees.  In the event the Borrowers or any Pledgor shall default in any of its obligations hereunder and the Bank believes it necessary to employ an attorney to assist in the enforcement or collection of the indebtedness of the Borrowers to the Bank, to enforce the terms and provisions of the Loan Documents, to modify the Loan Documents, or in the event the Bank voluntarily or otherwise should become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy Code), the Borrowers agree to pay the reasonable attorneys’ fees of the Bank and all related costs of collection or enforcement that may be incurred by the Bank.  The Borrowers shall be liable for such attorneys’ fees and costs whether or not any suit or proceeding is actually commenced.
10.09. Bank Making Required Payments.  In the event Borrowers shall fail to maintain insurance, pay taxes or assessments, costs and expenses which Borrowers are, under any of the terms hereof or of any Loan Documents, required to pay, or fail to keep any of the properties and assets constituting collateral free from new security interests, liens, or encumbrances, except as permitted herein, Bank may at its election make expenditures for any or all such purposes and the amounts expended together with interest thereon at the Default Rate, shall become immediately due and payable to Bank, and shall have benefit of and be secured by the collateral; provided, however, the Bank shall be under no duty or obligation to make any such payments or expenditures.
10.10. Right of Offset.  Any indebtedness owing from Bank to Borrowers may be set off and applied by Bank on any indebtedness or liability of Borrowers to Bank, at any time and from time to time after maturity, whether by acceleration or otherwise, and without demand or notice to Borrowers.  Bank may sell participations in or make assignments of any Loan made under this Agreement, and Borrowers agree that any such participant or assignee shall have the same right of setoff as is granted to the Bank herein.
10.11. UCC Authorization.  Borrowers authorize Bank to file such UCC Financing Statements describing the collateral in any location deemed necessary and appropriate by Bank.
10.12. Modification and Renewal Fees.  Bank may, at its option, charge any fees for modification, renewal, extension, or amendment of any terms of the Note(s) permitted by law.
10.13. Conflicting Provisions.  If provisions of this Agreement shall conflict with any terms or provisions of any of the Note(s) or security document(s) or any schedule attached hereto, the provisions of such Note(s) or security document(s) or any schedule attached hereto, as appropriate, shall take priority over any provisions in this Agreement.
10.14. Notices.  Any notice permitted or required by the provisions of this Agreement shall be deemed to have been given when delivered in writing to the City Executive or any Vice President of the Bank at its offices in Spartanburg, South Carolina, and to the Chief Executive Officer of the Borrower at its offices in Spartanburg, South Carolina when sent by certified mail and return receipt requested.
10.15. Consent to Jurisdiction.  Borrowers hereby irrevocably agree that any legal action or proceeding arising out of or relating to this Agreement may be instituted in the Superior Court in Spartanburg County, South Carolina, or the United States District Court for South Carolina Spartanburg Division, or in such other appropriate court and venue as Bank may choose in its sole discretion.  Borrowers consent to the jurisdiction of such courts and waives any objection relating to the basis for personal or in rem jurisdiction or to venue which Borrowers may now or hereafter have in any such legal action or proceedings.
10.16.  Counterparts.  This Agreement may be executed by one or more parties on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.17. Entire Agreement.  The Loan Documents embody the entire agreement between Borrowers and Bank with respect to the Loans, and there are no oral or parol agreements existing between Bank and Borrower with respect to the Loans which are not expressly set forth in the Loan Documents.
10.18. Indemnification. The Borrowers hereby jointly and severally agree to and do hereby indemnify and defend the Bank, its affiliates, their successors and assigns and their respective directors, officer, employees and shareholders, and do hereby hold each of them harmless from and against, any loss, liability, lawsuit, proceeding, cost expense or damage (including reasonable in-house and outside counsel fees, whether suit is brought or not) arising from or otherwise relating to the closing, disbursement, administration, or repayment of the Loans, including without limitation: (i) the failure to make any payment to the Bank promptly when due, whether under the Notes evidencing the Loans or otherwise; (ii) the breach of any representations or warranties to the Bank contained in this agreement or in any other loan documents now or hereafter executed in connection with the Loans; or (iii) the violation of any covenants or agreements made for the benefit of the Bank and contained in any of the loan documents; provided, however, that the foregoing indemnification shall not be deemed to cover any loss which is finally determined by a court of competent jurisdiction to result solely from the Bank’s gross negligence or willful misconduct.
10.19. WAIVER OF JURY TRIAL.  UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AGREEMENT.  FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION.  NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

[Signatures on Following Page]

BB&T
Loan Agreement

Schedule A
Borrowing base certificate

Synalloy Corporation		Date:	6/30/2010
2155 West Croft Circle		Period ending:	5/29/2010
Spartanburg, SC 29302
			Net Collateral

Revolving Credit Line Limit	(1)	$20,000,000

Accounts Receivable		$20,684,739
Less Non-Primes		(1,974,436)
Reserve Against A/R From Advance Rate		(2,806,545)
A/R Collateral		$15,903,757	$15,903,757

Inventory		$36,638,342
Less Non-Primes		(3,983,277)
Reserve Against Inventory From Advance Rate		(16,922,887)
Inventory Collateral	(2)	$15,732,178

Inventory Cap Amount = 50% of (1)	(3)	$10,000,000

Inventory Availability (Lower of 2 or 3)			10,000,000

Cash Surrender Value of Life Insurance		$2,809,500
Advance Rate		90%
CSVLI Collateral		$2,528,550	2,528,550

Total Collateral As Adjusted	(4)		$28,432,307

Total Available = Lessor of (1) or (4)			$20,000,000

The undersigned represents and warrants that the foregoing information is true, complete and correct, and that the collateral and reserves reflected comply with the terms, conditions, covenants and representations as set forth in the Credit Agreement.

		SYNALLOY CORPORATION
		For itself and as Administraive
		Borrower

		By:_____________________________
		Name: Richard D. Sieradzki
		Title: Vice President, Finance

BB&T
Loan Agreement

Schedule A
Borrowing base certificate

Synalloy Corporation				Date:		6/30/2010
2155 West Croft Circle				Period ending:		5/29/2010
Spartanburg, SC 29302

SEGMENT:	Bristol Metals	Bristol Metals	RAM-FAB	RAM-FAB	Chemicals	TOTALS
Accounts Receivable
Gross AR per Aging	$11,733,648		$1,455,869		$7,495,222	$20,684,739
Less Non-Primes:
Excess Aging (> 90days)	528,183		19,189		848,037	1,395,409
Credits in Excess Aging	56,490		0		18,503	74,994
Intercompany					504,033	504,033
Unapplied Cash					-	-
Total Non-Primes	584,673		19,189		1,370,574	1,974,436

Eligible AR	11,148,975		1,436,680		6,124,647	18,710,303
Advance Rate	85.00%		85.00%		85.00%
Available A/R	$9,476,629		$1,221,178		$5,205,950	$15,903,757

	Raw Materials &	Work in	Raw Materials &	Work in	Raw Materials &
Inventories	Finished Goods	Process	Finished Goods	Process	Finished Goods
Per Perpetual	$16,152,293	$11,940,346	$1,018,598	$739,714	$6,787,392	$36,638,342
Less Non-Primes:
Market Reserves	20,000	1,584,000	-	-	347,933	1,951,933
Other Reserves	-	-	-	-	-	-
Consigned	-	-	-	-	-	-
Paid By Customer	-	2,031,344	-	-	-	2,031,344
Total Non-Primes	20,000	3,615,344	-	-	347,933	3,983,277

Eligible Inventory	16,132,293	8,325,002	1,018,598	739,714	6,439,459	32,655,065
Advance Rate	60.00%	30.00%	60.00%	30.00%	50.00%
		$2,497,501		$221,914
SS WIP Limitation		$2,000,000		$2,000,000

Available Inventory	$9,679,376	$2,000,000	$611,159	$221,914	$3,219,729	$15,732,178

BB&T
Loan Agreement

Signature Page

IN WITNESS WHEREOF, the Bank and Borrowers have caused this Agreement to be duly executed under seal all as of the date first above written.

If Borrower is a Corporation:

WITNESS:                                                                                         ____________      Synalloy Corporation, a DE Corporation_____________

____________________________________________________                                                                                                              By:  /s/ Richard D. Sieradzki
                       Richard D. Sieradzki
   Title:                                                         CFO

WITNESS:                                                                                         ____________              Metchem, Inc., a DE Corporation_______________

____________________________________________________                                                                                                              By:  /s/ Richard D. Sieradzki
                       Richard D. Sieradzki
   Title:                                                       CFO

WITNESS:                                                                               ________________Synalloy Metals. Inc., a TN Corporation ____________

____________________________________________________                                                                                                              By: /s/ Richard D. Sieradzki
                       Richard D. Sieradzki
   Title:                                                       CFO

WITNESS:                                                                                         ___________Manufacturers Soap & Chemical Company, a TN Corporation

____________________________________________________                                                                                                              By:  /s/ Richard D. Sieradzki
                       Richard D. Sieradzki
   Title:                                                         CFO

IF Borrower is a Limited Liability Company

WITNESS:                                                                              _______________          SFR, LLC, a SC Limited Liability Company______

____________________________________________________                                                                                                             _______________________________________________________
                                                                                                By:                                     Synalloy Corporation
                                                                                                Its:                                            Member

                                                                                           ____________/s/ Richard D. Sieradzki_________________
                                                                                                By:                                 Richard D. Sieradzki
                                                                                                Title:                                          CFO

WITNESS:                                                                              ____________Ram-Fab, LLC, a SC Limited Liability Company__________

____________________________________________________
                                                                                                By:                                     Synalloy Corporation
                                                                                                Its:                                            Member

                                                                                          _____________/s/ Richard D. Sieradzki_________________
By:                       Richard D. Sieradzki
Title:                                CFO

WITNESS:                                                                              ________ Bristol Metals, LLC, a TN Limited Liability Company_________

__________________________________________________
                                                                                                By:                                     Synalloy Metals, Inc.
                                                                                                Its:                                            Member

                                                                                           ___________/s/ Richard D. Sieradzki_________________
By:                    Richard D. Sieradzki
Title:                              CFO

Witnesses:                                                                                                __Manufacturers Chemicals, LLC., a TN Limited Liability Company

_________________________________________________
                                                                                                By:               Manufacturers Soap & Chemical Company,
                                                                                                                                          a TN Corporation
                                                                                                 Its:                                                 Member

                                                                                                              ___________/s/ Richard D. Sieradzki_________________
                                                                                                By:                                       Richard D. Sieradzki
                                                                                                Title:                                               CFO

WITNESS:	BRANCH BANKING AND TRUST COMPANY

	By:	/s/ Stan Parker
Stan Parker
	Title:	Senior Vice President